Exhibit 17.1


RTG Ventures Inc

Dear Sirs

         Please be advised that I hereby resign as President, Secretary and Director of RTG Ventures Inc, effective February 25th, 2005.

         My resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.


                                                     Sincerely,


                                                     /s/ Puja Mehta
                                                     --------------
                                                     Puja Mehta


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